AUROUS
FINANCIAL

THRESHOLD AGREEMENT

This Threshold Agreement (this "**Agreement**") is dated as of 8/1/2023 and is entered into between **FOMO WORLDWIDE, INC., its subsidiaries, affiliates, and successors in interest** ("**Client**"), and **Aurous Financial Svcs LLC** (**"PO Financier"**).

Client and PO Financier have entered or will enter into a certain [Trade Financing Agreement] dated on or about the date hereof (as such agreement may be amended, restated, supplemented, or otherwise modified from time to time, collectively the ["**PO Financing Agreement**"]). Pursuant to the [PO Financing Agreement], Client and PO Financier are in agreement with respect to the general terms and conditions of a Trade Financing facility (the "Transaction"). Client and PO Financier now wish to enter into this agreement to further acknowledge and agree that at some point during the term of the Transaction, an amount exceeding $500,000 is reasonably expected to be advanced and outstanding for legally enforceable claims that have not yet been paid.]

Each party hereto may rely on (i) an electronic signature that complies with applicable electronic commerce acts or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature, so delivered. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Agreement may be signed in any number of counterparts, all of which, taken together, will constitute but one and the same document.

IN WITNESS WHEREOF, Client and PO Financier have executed this Agreement as of the date set forth above.

FOMO WORLDWIDE, INC.,
Its subsidiaries, affiliates, and successors in interest

By: DocuSigned by: Vikram Grover 08A92F6014EF4D2...

Name: Vikram Grover

Title: CEO

Address: 831 W North Ave.
Pittsburgh, PA 15233

Telephone: (__) 2127314806

Aurous Financial Svcs LLC

By: DocuSigned by: Jeff Sirchio 2A4539B7087645A...

Name: Jeff Sirchio

Title: Director of Operations

Address: 60 Walnut Ave, Ste 400
Clark, NJ 07066

Telephone: (__) 212-201-9879